As filed with the Securities and Exchange Commission on December 22, 2008
Registration No. 333-76138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Piedmont Natural Gas Company, Inc.
(Exact name of Registrant as specified in its Charter)

North Carolina	56-0556998
(State or other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

4720 Piedmont Row Drive
Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)

Piedmont Natural Gas Company, Inc. 401(k) Salary Investment Plan
(Full title of the Plan)

Jane Lewis-Raymond
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
(Name and Address of Agent for Service)
(704) 364-3120
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-76138 (the “Registration Statement”) of Piedmont Natural Gas Company, Inc. (the “Company” or the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities (including an indeterminate amount of plan interests and the 10,000 shares of the Registrant’s Common Stock) reserved for issuance and registered for sale through the Piedmont Natural Gas Company, Inc. 401(k) Salary Investment Plan (the “Plan”). The Registrant merged the Plan with and into the Piedmont Natural Gas Company, Inc. 401(k) Payroll Investment Plan and no longer offers its securities through the Plan. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering through the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 19, 2008.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ David J. Dzuricky
David J. Dzuricky
Senior Vice President and Chief Financial Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on December 19, 2008.

Piedmont Natural Gas Company, Inc. 401(k) Salary Investment Plan
By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President — Corporate and Community Affairs

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas E. Skains Thomas E. Skains	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	December 19, 2008

/s/ David J. Dzuricky David J. Dzuricky	Senior Vice President and Chief Financial Officer (principal financial officer)	December 19, 2008

/s/ Jose M. Simon Jose M. Simon	Vice President and Controller (principal accounting officer)	December 19, 2008

/s/ Jerry W. Amos Jerry W. Amos	Director	December 19, 2008

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Signature	Title	Date

/s/ E. James Burton Dr. E. James Burton	Director	December 19, 2008

/s/ Malcolm E. Everett III Malcolm E. Everett III	Director	December 19, 2008

/s/ John W. Harris John W. Harris	Director	December 19, 2008

/s/ Aubrey B. Harwell, Jr. Aubrey B. Harwell, Jr.	Director	November 18, 2008

/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	Director	December 19, 2008

/s/ Frankie T. Jones, Sr. Dr. Frankie T. Jones, Sr.	Director	November 21, 2008

/s/ Vicki McElreath Vicki McElreath	Director	December 19, 2008

/s/ Minor M. Shaw Minor M. Shaw	Director	November 23, 2008

/s/ Muriel W. Sheubrooks Muriel W. Sheubrooks	Director	December 19, 2008

/s/ David E. Shi Dr. David E. Shi	Director	December 19, 2008

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